NEWS RELEASE For More Information: Frank B. O’Neil, IRC Sr. Vice President, Corporate Communications & Investor Relations 800-282-6242 • 205-877-4461 • FrankONeil@ProAssurance.com

ProAssurance Names Edward L. Rand, Jr. Chief Executive Officer and W. Stancil Starnes Executive Chairman
BIRMINGHAM, AL - (BUSINESSWIRE) - May 22, 2019 - ProAssurance Corporation (NYSE:PRA) announced today that the Board of Directors has elected Edward L. (Ned) Rand, Jr., the Company’s President and Chief Operating Officer, to succeed W. Stancil (Stan) Starnes as Chief Executive Officer effective July 1, 2019. On that date, Mr. Starnes will have completed his twelfth year as Chief Executive Officer and will transition solely into the role of Executive Chairman of the Board.
Today’s announcement marks the final step in an orderly, deliberate process initiated by Mr. Starnes and the Board over 18 months ago and will complete the transition to the next generation of experienced, successful leaders across the organization.
Mr. Starnes said, “Ned Rand stands out as one of the most talented business executives with whom I have ever worked. He has been instrumental in developing the strategic vision for ProAssurance. His grasp of our business, his engagement with our workforce and distribution partners, and his vision for the Company’s long-term success gives me great confidence in the future of ProAssurance. I look forward to working with him and the Board, and seeing the new heights to which ProAssurance will ascend.”
“I am honored to succeed Stan as CEO” said Mr. Rand. He added, “With the strong foundation that has been built under Stan’s leadership, ProAssurance is extremely well positioned for success. I look forward to working with Stan and everyone at ProAssurance as we deliver on the promise of Treated Fairly and continue with the legacy that Stan has established.”
Under Mr. Starnes’ leadership ProAssurance has made the successful transition from a regional, monoline insurer into a specialty insurer with business in all 50 states and two international operations. The Company has created unparalleled value for shareholders-returning more than $2 billion in capital to our owners while increasing shareholders’ equity by 24%. ProAssurance has also been named one of the top 50 property casualty insurers in America by the Ward Group in every year of his tenure.
The Company also announced that Thomas A. S. Wilson, M.D. will continue to serve as the independent lead director for the Board, strengthening the Company’s dedication to sound governance.

About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. The Company is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for twelve straight years. ProAssurance Group is rated “A+” (Superior) by A.M. Best; ProAssurance and its operating subsidiaries are rated “A” (Strong) by Fitch Ratings. For the latest on ProAssurance and its industry-leading suite of products and services, cutting edge risk management and practice enhancement programs, follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.
Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual

NEWS RELEASE For More Information: Frank B. O’Neil, IRC Sr. Vice President, Corporate Communications & Investor Relations 800-282-6242 • 205-877-4461 • FrankONeil@ProAssurance.com

results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. There are a number of risk factors that may cause outcomes that differ from our expectations or projections. These are described in detail in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

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